Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in Registration Statement No. 333-65789 of Dollar General Corporation on Form S-8 of our report dated October 5, 2001, appearing in the Annual Report on Form 11-K of the Dollar General Corporation 401(k) Savings and Retirement Plan for the year ended December 31, 2000.


/s/ Grant Thornton, LLP
-----------------------
Grant Thornton, LLP



Nashville, Tennessee
December 20, 2001